Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Replimune Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward
Fees to Be Paid	Equity	Common Stock, par value $0.001	—	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Stock, par value $0.001	—	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	—	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Other	Warrants	—	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Other	Units	—	—	—	—	—	—	—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(2)	$161,000,000(3)	0.0001531	$24,649.10	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001	Rule 415(a)(6)	(3)	—	89,000,000(3)	—	—	S-3	333-273633	August 8, 2023
	Total Offering Amounts					$250,000,000(3)		(3)
	Total Fees Previously Paid							(3)
	Total Fee Offsets							—
	Net Fee Due							$24,649.10

(1)	We are registering hereunder such indeterminate number of each identified class of securities up to a proposed aggregate offering price of $250,000,000, which may be offered by us from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, exercise, redemption, repurchase or exchange of any securities registered hereunder, including any applicable anti-dilution provisions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $89,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the automatically effective Registration Statement on Form S-3ASR (File No. 333-273633), which was automatically effective upon the filing with the U.S. Securities and Exchange Commission (“SEC”) on August 8, 2023, as amended by Post Effective Amendment No. 1 and Post Effective Amendment No. 2, each filed with the SEC on May 15, 2024 (as so amended, the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $9,807.80 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $161,000,000 (the “New Securities”). A filing fee of $24,649.10 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

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